Exhibit 99.1

[GRAPHIC OMITTED][NTL LOGO]

NTL COMPLETES ACQUISITION OF VIRGIN MOBILE

Hook, United Kingdom, 4 July, 2006. NTL Incorporated (NASDAQ: NTLI), the holding company of the ntl: Telewest group, which now includes Virgin Mobile, today announced that having received all necessary court approvals, ntl: Telewest's acquisition of Virgin Mobile has completed and Virgin Mobile's shares have been de-listed from the London Stock Exchange.

Under a previous agreement, ntl: Telewest has also entered into a licensing arrangement with Virgin Enterprises permitting use of the Virgin brand for ntl: Telewest's full portfolio of consumer services.

Together, the Virgin Mobile acquisition and licensing agreement will make ntl: Telewest a powerful new force in the fast-changing communications and entertainment industry and provide consumers with their first opportunity to buy a 'quadruple-play' of competitively priced TV, internet and fixed and mobile telephony services from a single operator through one of the UK's most trusted brands. As the UK's digital revolution gathers pace, the deal will also position the company to exploit the growing demand for converged products and services.

For the time being, however, they will continue to operate as separate organisations and brands, so there will be no change to the services or terms and conditions of either company's customers. It is anticipated that the company will start marketing a single portfolio of services under the Virgin brand some time early in 2007, if not sooner.

Commenting on the transaction, ntl:Telewest's CEO Steve Burch said: "This is a transformational deal for ntl:Telewest and good news for UK consumers. Virgin Mobile has a justified reputation for being one of the country's most customer-focused companies. This combined with ntl:Telewest's portfolio of competitively-priced, cutting edge products, will create a formidable competitor in the UK's fast changing communications and entertainment industries."

Alan Gow, Managing Director of Virgin Mobile said: "Virgin Mobile's growth from a start-up to one of the UK's most pre-eminent and successful mobile operators in such a short time has been nothing short of meteoric. We're looking forward to taking the experience, values, and attitude that have got us where we are today and applying them to the challenge of the future: of building with our new colleagues at ntl:Telewest a world-class, new Virgin company with the most exciting range of communications and entertainment services in the UK."

Sir Richard Branson, founder of the Virgin Group, commented: "Today, we've created a unique organisation - a new, soon-to-be-branded Virgin company - which will offer the very finest in 'quadruple' - the best-value, most -exciting TV, broadband, mobile and phone services in Britain. We're entering a pioneering time, where the worlds of media, entertainment and communications are coming together - and through our new company, our aim is to offer consumers the very best, most sought-after choice available. You ain't, as the saying goes, seen nothing yet..."

The last date for despatch of cheques and share certificates and crediting of ntl CDI's in respect of new ntl shares is 18 July 2006.


ABOUT NTL INCORPORATED (NASDAQ: NTLI)

     o On 3 March 2006 ntl Incorporated completed a merger with Telewest Global, Inc. creating the UK's largest provider of residential broadband and the UK's leading provider of triple play services. The company operates under the name of ntl Incorporated.
     o ntl offers a wide range of communications and entertainment services to more than 5 million residential customers. ntl's networks can service more than 12 million homes - 50% of UK households - and 85% of UK businesses.
     o ntl's content division, Flextech Television provides television channels for the UK multichannel TV market and owns transactional channels price-drop TV, bid tv, speed auction tv and screenshop. Flextech owns 6 entertainment channels - LIVINGtv, LIVINGtv 2, Bravo, Challenge, Trouble, Ftn (plus their time shifted variants) and is a 50% partner in UKTV which consists of ten channels including UKTV Gold, UKTV Drama and UKTV History. Together Flextech and UKTV are the largest supplier of basic channels to the UK pay-TV market.
     o Further information about ntl and its products can be found at www.ntl.com, www.telewest.co.uk or www.flextech.co.uk


ABOUT VIRGIN MOBILE

     o Virgin Mobile is the UK's largest mobile virtual network operator. Since its launch in November 1999, Virgin Mobile has more than 4 million customers.
     o In the UK, Virgin Mobile phones are available direct on 0845 6000 600; on the web at www.virginmobile.com
     o Virgin Mobile Pay Monthly (contract) is currently available in Virgin Mobile Stores, The Carphone Warehouse, The Link, Phones 4u and at concessions in WHSmith and at www.virginmobile.com
     o Virgin Mobile employs approximately 1,500 staff at three sites in Trowbridge, London and Daventry, and has an outsourced customer service centre operated by approximately 200 staff in Middlesbrough and approx 50 staff in Johannesburg.

FOR FURTHER INFORMATION CONTACT:

NTL INCORPORATED: MEDIA
Kirstine Cox, Tel: 01256 752669 or 07899 962495
Liz Nicholson, Tel: 01256 752664 or 07788 186207
Richard Oldworth or Jeremy Garcia, Buchanan, Tel: 0207 466 5000
NTL INCORPORATED: INVESTORS
Richard Williams, Tel: 020 7299 5479
Vani Bassi, Tel: 0207 299 5353
VIRGIN MOBILE: MEDIA
Alison Bonny, Tel: 07802 430276 or 0207484 4300
James Murgatroyd, Finsbury, Tel: 020 7251 3801
VIRGIN MOBILE: INVESTORS
Mike Thomas, Tel: 0207 484 4300

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Various statements contained in this document constitute "forward looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify these forward looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward looking statements. These factors include: (1) the failure to obtain and retain expected synergies from the merger with Telewest and acquisition of Virgin Mobile; (2) rates of success in executing, managing and integrating key acquisitions, including the merger with Telewest and acquisition of Virgin Mobile; (3) the ability to achieve business plans for the combined ntl: Telewest group; (4) the ability to manage and maintain key customer relationships; (5) the ability to fund debt service obligations through operating cash flow; (6) the ability to obtain additional financing in the future and react to competitive and technological changes; (7) the ability to comply with restrictive covenants in NTL's indebtedness agreements; (8) the ability to control customer churn; (9) the ability to compete with a range of other communications and content providers; (10) the effect of technological changes on NTL's businesses; (11) the functionality or market acceptance of new products that NTL may introduce; (12) possible losses in revenues due to systems failures; (13) the ability to maintain and upgrade NTL's networks in a cost-effective and timely manner; (14) the reliance on single-source suppliers for some equipment and software; (15) the ability to provide attractive programming at a reasonable cost; and (16) the extent to which NTL's future earnings will be sufficient to cover its fixed charges. These and other factors are discussed in more detail under "Risk Factors" and elsewhere in NTL's Form 10-K and NTL Holdings Inc's. Form 10-K that were filed with the SEC on February 28, 2006 and March 1, 2006 respectively. We assume no obligation to update our forward looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.